UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2020

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company” or “Abeona”) unanimously approved the repricing of all stock options outstanding under the Abeona Therapeutics Inc. 2015 Equity Incentive Plan, as amended (the “Plan”) held by current employees of the Company that have an exercise price per share between $1.16 and $17.30 (the “Eligible Stock Options”). As a result of the repricing, the exercise price of the Eligible Stock Options will now be $1.15 per share, equal to the closing sale price of the Company’s common stock on November 10, 2020. Stock options held by members of the Board were not included in the repricing. Except for the modified exercise price, all other terms and conditions of each of the Eligible Stock Options remain in full force and effect. Michael Amoroso, the Company’s Chief Operating Officer, and Edward Carr, the Company’s Chief Accounting Officer, hold Eligible Stock Options exercisable into 250,000 and 125,000 shares of the Company’s common stock, respectively.

On November 17, 2020, the Compensation Committee unanimously approved the repricing of all stock options outstanding under the Plan and the Abeona Therapeutics Inc. 2005 Equity Incentive Plan (the “2005 Plan”) held by the four current members of the Board that have an exercise price per share between $1.29 and $18.50 (the “Eligible Director Stock Options”). As a result of the repricing, the exercise price of the Eligible Director Stock Options will now be $1.28 per share, equal to the closing sale price of the Company’s common stock on November 17, 2020. Except for the modified exercise price, all other terms and conditions of each of the Eligible Stock Options remain in full force and effect. Steven Rouhandeh, Chairman of the Board and the Company’s former Executive Chairman, and Christine Silverstein, a member of the Board and the Company’s former Chief Financial Officer, hold Eligible Director Stock Options exercisable into 1,085,000 (80,000 of which were issued under the 2005 Plan) and 463,750 shares of the Company’s common stock, respectively.

Pursuant to the Plan, the Compensation Committee, as the administrator of the Plan, has discretionary authority, exercisable on such terms and conditions that it deems appropriate under the circumstances, to reduce the exercise price in effect for outstanding options under the Plan. In approving the repricing, the Compensation Committee considered the impact of the current exercise prices of outstanding stock options on the incentives provided to employees, the lack of retention value provided by the outstanding stock options to employees and directors, and the impact of such options on the capital structure of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2020	Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Brendan M. O’Malley
	Name:	Brendan M. O’Malley
	Title:	Corporate Secretary